UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): December 29, 2011 (December 29, 2011)

AMERICAN DG ENERGY INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

001-34493	04-3569304
(Commission File Number)	(IRS Employer Identification No.)

45 First Avenue
Waltham, Massachusetts	02451
(Address of Principal Executive Offices)	(Zip Code)

(781) 622-1120
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officer.

On December 29, 2011, American DG Energy Inc. (or the Registrant) announced that Earl R. Lewis resigned from his position as member of the Board of Directors of the Registrant, effective as of December 31, 2011. At the time of his resignation, Mr. Lewis was serving on the Audit Committee as an “audit committee financial expert” as defined in Item 407(d) of Regulation S-K, and was serving on the Nominating and Governance Committee. As expressed in the letter to the Registrant in which he tendered his resignation, Mr. Lewis resigned due to circumstances beyond his control.  There are no disagreements between Mr. Lewis and the Registrant regarding any matter related to the Registrant’s operations, policies or practices.

A copy of the resignation letter of Mr. Lewis is attached as Exhibit 17.1 to this Current Report on Form 8-K.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits

Exhibit 17.1 – Letter from Earl R. Lewis, dated December 29, 2011.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 29, 2011	AMERICAN DG ENERGY INC.

By: /s/ Anthony S. Loumidis

Anthony S. Loumidis, Chief Financial Officer

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